Exhibit 5.1
May 2, 2011
Rent-A-Center, Inc.
Subsidiary Guarantors Listed in the Form S-4
Ladies and Gentlemen:
     We have acted as counsel to Rent-A-Center, Inc., a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined herein) in connection with the preparation and filing of the Registration Statement on Form S-4 (the “Registration Statement”) filed on January 25, 2011 with the Securities and Exchange Commission (the “Commission”) as amended by Amendment No. 1 to Form S-4 filed on March 8, 2011 and by Amendment No. 2 to Form S-4 filed on the date hereof relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of (i) the offering and issuance of $300,000,000 aggregate principal amount of the Company’s 6.625% Senior Notes due 2020 (the “Exchange Notes”) for like principal amount of the Company’s issued and outstanding 6.625% Senior Notes due 2020 (the “Outstanding Notes”) and (ii) the guarantees (the “Guarantees”) of certain subsidiaries of the Company listed in the Registration Statement as guarantors (the “Subsidiary Guarantors”) of the Exchange Notes and the Outstanding Notes. The Exchange Notes will be issued under an Indenture, dated as of November 2, 2010 (as amended or supplemented and in effect, the “Indenture”), between the Company, the Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
     In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Company and the Subsidiary Guarantors, certificates and other communications of public officials, certificates of officers of the Company and the Subsidiary Guarantors and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and the Subsidiary Guarantors and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the legal capacity of each individual who signed any of those documents.
     Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we advise you that, in our opinion:
1)	The Exchange Notes and the Guarantees of the Exchange Notes have been duly authorized;
AUSTIN • BEIJING • DALLAS • DENVER • DUBAI • HONG KONG • HOUSTON • LONDON • LOS ANGELES
MINNEAPOLIS • MUNICH • NEW YORK • RIYADH • SAN ANTONIO • ST. LOUIS • WASHINGTON DC
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Rent-A-Center
May 2, 2011

2)	When (i) the Registration Statement has been declared effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and (ii) the Exchange Notes have been duly executed and issued by the Company and duly authenticated by the Trustee as provided in the Indenture and have been duly delivered against surrender and cancellation of like principal amount of the Outstanding Notes in the manner described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

3)	When (i) the Registration Statement has been declared effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act and (ii) the Exchange Notes have been duly executed and issued by the Company and duly authenticated by the Trustee as provided in the Indenture and have been duly delivered against surrender and cancellation of like principal amount of the Outstanding Notes in the manner described in the Registration Statement, the Guarantees of the Exchange Notes will constitute valid and binding obligations of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with their terms.
     The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of New York, the laws of the State of Texas and the General Corporation Law and the Limited Liability Company Act of the State of Delaware and reported judicial interpretations of such laws, and, except as set forth in the succeeding sentence, we are expressing no opinion as to the effect of the laws of any other jurisdiction. With regard to Subsidiary Guarantors that are organized or formed under the laws of Arizona, Nevada or Ohio, we have relied on the opinions of DLA Piper LLP, Lionel Sawyer & Collins, and Frantz Ward LLP, filed with the Registration Statement on Form S-4/A on March 8, 2011, as Exhibits 5.2, 5.3, and 5.4, respectively, as to the matters set forth in such opinions.
     The enforceability of the Exchange Notes and the Guarantees of the Exchange Notes may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (ii) a particular remedy sought under such documents as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and (d) judicial discretion.

Rent-A-Center
May 2, 2011

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included as part of the Registration Statement.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

Fulbright & Jaworski L.L.P.